Exhibit 99.1
FOR IMMEDIATE RELEASE

ADAMS RESOURCES & ENERGY, INC. ANNOUNCES NEW PRESIDENT FOR GULFMARK ENERGY, INC.
-- Provides Business and Operations Update --
Houston, Texas (Monday, March 30, 2020) -- Adams Resources & Energy, Inc. (NYSE AMERICAN: AE) (“Adams” or the “Company”) today announced that Greg L. Mills has been appointed President of GulfMark Energy, Inc. (“GulfMark”), a wholly owned subsidiary of Adams, effective March 30, 2020. Kevin J. Roycraft has resigned his position as Interim President of GulfMark, and remains Chief Executive Officer and President of Adams.

Mr. Mills has over 20 years of experience in the midstream business, including significant expertise and leadership in crude oil marketing and related operations. Mr. Mills most recently served as Executive Vice President, Commercial Operations at Energy Transfer Partners where he was responsible for a multi-billion-dollar crude oil business spanning the Dakotas, Oklahoma, Texas, Midwest and Gulf Coast. Prior to this role, he spent over 19 years at Enterprise Products Partners where he held positions of increasing responsibility that culminated in his role as Vice President, Crude Oil Pipelines & Terminals. Mr. Mills holds a Bachelor of Business Administration in Marketing from Northeastern State University.

Mr. Roycraft commented, “We are pleased to have Greg join the Adams team and assume leadership of GulfMark. We look forward to benefiting from his significant experience as we capitalize on additional opportunities to further position GulfMark for continued success.”

The Company also today provided a business update concerning the evolving COVID-19 pandemic. Adams’ businesses are considered essential to U.S. infrastructure and are continuing to perform transportation operations at full capacity. The Company has implemented several initiatives designed to further promote a healthy workplace and is committed to providing ongoing safe and seamless customer service. Adams will continue to monitor safety guidelines from the Centers for Disease Control, World Health Organization and state and local governments and adjust its protocols and procedures as necessary.

“We place the highest priority on the health and safety of our employees, our customers and the general public,” said Mr. Roycraft. “While the COVID-19 situation is delivering unprecedented challenges, our best-in-class drivers and other workforce is responding through continued delivery of materials that are vital for this country’s infrastructure. I want to personally thank all of our employees for their hard work and dedication and the ongoing confidence of our customers. Supporting our efforts is a strong financial position – including no debt and substantial cash on hand – that will continue to serve us well.”

About Adams Resources & Energy, Inc.

Adams Resources & Energy, Inc. is primarily engaged in the business of crude oil marketing, transportation and storage and tank truck transportation of liquid chemicals and dry bulk through its two subsidiaries, GulfMark Energy, Inc. and Service Transport Company, respectively. For more information, visit www.adamsresources.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. Unless legally required, Adams undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Further information about the risks and uncertainties that may impact the Company are set forth in the Company's 2019 Form 10-K (including without limitation in the "Risk Factors" section), and in the Company's other SEC filings and publicly available documents.

Contact

Tracy E. Ohmart
EVP, Chief Financial Officer
tohmart@adamsresources.com
(713) 881-3609
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